                                                                      EXHBIT 23



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in all currently effective Registration Statements of ConAgra, Inc. on Form S-3 and on Form S-8 (including any Post Effective Amendments thereto) filed on or before August 25, 1999, of our reports dated July 9, 1999, appearing in and incorporated by reference in the Annual Report on Form 10-K of ConAgra, Inc. for the year ended May 30, 1999.


/s/ Deloitte & Touche LLP


DELOITTE & TOUCHE LLP


Omaha, Nebraska
August 25, 1999

                                       117